                                                                   EXHIBIT 10.31

                               [LOGO OF JPMorgan]

                                 April 27, 2001

TO:     Pure Resources Lenders

FROM:   JPMorgan, a division of Chase Securities Inc.

RE: 346-Day and Five-Year Credit Agreements dated as of September 29, 2000 among Pure Resources, Inc. ("Pure Resources" or the
                                              --------------
        "Company"), the Lenders Party thereto, The Chase Manhattan
         -------
        Bank ("Chase"), as Administrative Agent and First Union
               -----
        National Bank, a Syndication Agent, as amended, restated or modified (the "Credit Agreements").
                       -----------------

BY E-MAIL AND TELECOPY
--------------------------------------------------------------------------------

Attached please find a letter dated April 26, 2001 addressed to George Serice and Bob Mertensotto at JPMorgan from Bill White at Pure Resources. As reflected in the letter, Pure Resources is seeking Lenders' approval to extend the time period for Hallwood to execute and deliver a Subsidiary Guaranty Agreement until the earlier of the two following dates: a) the fifteenth day after the subordinated notes are repaid or repurchased, and b) the ninetieth day after Hallwood becomes Restricted Subsidiary.

Chase supports this request. The Company has requested Lenders' response to this request by Monday, May 7, 2001. You may respond by signing the consent form below and faxing it to the attention of Roxanne Powell (Fax: 713-216-4583).

Please address any questions or comments to Bill White (915-498-8614) at Pure Resources or Roxanne Powell (713-216-3510), George Serice (713-216-8079) or Bob Mertensotto (713-216-4147) at JPMorgan. Thank you.

Schedule I                           X    consents         does not consent to
--------------------------------  -------          -------
Name of Institution               the aforementioned request.


                                                   By:    Schedule I
                                                      --------------------------
                                                   Name:  Schedule I
                                                        ------------------------
                                                   Title: Schedule I
                                                         -----------------------

c:      Carrie Cerda
        Bob Mertensotto
        Roxanne Powell
        George Serice
        Bill White - Pure Resources, Inc.
        Craig Murray - Vinson & Elkins LLP

                              Pure Resources, Inc.

                                   MEMORANDUM

TO:       George Serice and Bob Mertensotto

FROM:     Bill White

SUBJET:   Waiver Request - Extended Time for New Subsidiaries' Guaranty

DATE:     April 26, 2001

--------------------------------------------------------------------------------

     In connection with our two Credit Agreements dated September 29, 2000 (the "Credit Agreements"), Pure Resources, Inc. ("Borrower") requests that the lenders under the Credit Agreements ("Lenders") agree to extend, as provided below, the time period provided for Subsidiary Guaranty Agreements under Section
5.09 of each Credit Agreement. (Terms defined in the Credit Agreement have the same meanings in this waiver request.)

     As you know, Borrower has made a tender offer for the shares of Hallwood Energy Corporation (together with its subsidiaries, "Hallwood"). If the tender offer is successful, Hallwood will become a Restricted Subsidiary of Borrower.
Section 5.09 of each Credit Agreement requires each Restricted Subsidiary acquired by Borrower to execute a Subsidiary Guaranty Agreement within three Business Days after the acquisition occurs.

     Hallwood has issued certain subordinated notes, and the related note purchase agreement contains provisions that (a) allow Hallwood to prepay or repurchase the subordinated notes, but only after certain notice periods that are significantly longer than three Business Days, and (b) forbid Hallwood from giving a Subsidiary Guaranty Agreement while the subordinated notes are outstanding. These notice periods could take up to seventy eighty days after Hallwood becomes a Restricted Subsidiary. Borrower intends to begin the prepayment/repurchase process promptly after acquiring Hallwood but does not know whether the holders of the subordinated notes will reduce the notice periods.

     Borrower prefers for Hallwood not to default under the note purchase agreement by giving a Subsidiary Guaranty Agreement (even though such a default would not constitute a cross-default under the Credit Agreements). Borrower therefore requests that Lenders agree to extend the time period for Hallwood to execute and deliver a Subsidiary Guaranty Agreement until the earlier of the two following dates: (a) the fifteenth day after the subordinated notes are repaid or repurchased, and (b) the ninetieth day after Hallwood becomes a Restricted Subsidiary.

     Thank you very much

                                                                      Schedule I
                                                                      ----------

Name of Institution         Name and Signed By            Title
-------------------         ------------------            -----

The Chase Manhattan Bank    Robert C. Mertensotto     Managing Director

The Bank of New York        Peter Keller              Vice President

Bank of Tokyo-Mitsubishi    Yoshio Nozaki             General Manager

BNP Paribas                 Betsy Jocher              Vice President

Credit Lyonnais             Philippe Soustra          Executive Vice President

CIBC, Inc.                  Russell R. Otts           Director

The Fuji Bank, Ltd          Jacques Azagury           Senior Vice President and
                                                       Manager

The Sanwa Bank Limited      Clyde Redford             Vice President